Calculation of Filing Fee Tables
S-8
Via Transportation, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, reserved for issuance upon the exercise of stock options outstanding under the 2012 Plan	Other	3,557,942	$ 13.26	$ 47,178,310.92	0.0001531	$ 7,223.00
2	Equity	Class A common stock, reserved for issuance upon the exercise of stock options outstanding under the 2018 Plan	Other	6,004,200	$ 14.29	$ 85,800,018.00	0.0001531	$ 13,135.98
Total Offering Amounts:						$ 132,978,328.92		$ 20,358.98
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 20,358.98
Offering Note
[1]	1a. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (the "Registration Statement") also covers an indeterminate number of additional shares of Class A common stock, par value $0.00001 per share ("Class A common stock") of Via Transportation, Inc. (the "Registrant") that may be offered and issued to prevent dilution resulting from stock splits, stock distributions, recapitalizations or other similar transactions. 1b. Represents shares of Class A common stock reserved for issuance pursuant to stock options outstanding under the Registrant's 2012 Equity Incentive Plan (the "2012 Plan") as of the date of this Registration Statement. 1c. Up to 2,662,128 shares of Class A common stock subject to stock options outstanding under the 2012 Plan or the Registrant's 2018 Equity Incentive Plan (the "2018 Plan") that (i) expire or otherwise terminate without having been exercised in full, (ii) are tendered to or withheld by the Registrant for payment of the exercise price or for satisfaction of tax withholding obligations or (iii) are forfeited to or repurchased by the Registrant due to failure to vest will become available for issuance under the Registrant's 2025 Omnibus Incentive Plan and this Registration Statement. 1d. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per unit and maximum aggregate offering price are based upon $13.26, which is the weighted-average exercise price for shares of Class A common stock issuable upon the exercise of options outstanding under the 2012 Plan as of the date of this Registration Statement.

[2]	See note 1a. See note 1c. 2a. Represents shares of Class A common stock reserved for issuance pursuant to stock options outstanding under the 2018 Plan as of the date of this Registration Statement. 2b. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per unit and maximum aggregate offering price are based upon $14.29, which is the weighted-average exercise price for shares of Class A common stock issuable upon the exercise of options outstanding under the 2018 Plan as of the date of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A